EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form S-8 of Virginia Commerce Bancorp, Inc. of our report, dated February 13, 2003, relating to the consolidated balance sheets of Virginia Commerce Bancorp, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000.


/s/ Yount, Hyde & Barbour, P.C.



Winchester, Virginia
August 25, 2003